ARTICLES OF ORGANIZATION

                                       OF

                           CALEXICO TISSUE COMPANY LLC

             Under Section 203 of the Limited Liability Company Law


                                                             STATE OF NEW YORK
                                                            DEPARTMENT OF STATE
                                                             FILED DEC 26 1996
                                                              TAX $__________
                                                              BY: [ILLEGIBLE]


Filer:  Mr. Tony Villa
        American Tissue Corporation
        135 Engineers Road
        Hauppauge, NY 11788

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                            ARTICLES OF ORGANIZATION
                                       OF
                           CALEXICO TISSUE COMPANY LLC

Under Section 203 of the Limited Liability Company Law

FIRST:  The name of the limited liability company is Calexico Tissue Company
        LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is Suffolk.

THIRD: In addition to the events of dissolution set forth in ss. 701 of the LLCL, the latest date on which the Company may dissolve is December 31, 2026.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within this state to which the secretary of state shall mail a copy of any process against the Limited Liability company served upon him or her is c/o Mandel and Resnick, P.C. 200 East 42nd Street, New York, New York 10017, Attention: Nicholas J. Kaiser, Esq.

FIFTH:  The limited liability company is to be managed by one or more managers.

IN WITNESS WHEREOF, this certificate has been subscribed this 24th day of December 1996, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.



                                                /s/ NOUROLLAH ELGHANAYAN
                                                --------------------------------
                                                Nourollah Elghanayan, Member
                                                and Sole Organizer